SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2013

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)
             Delaware                                                                          0-11720                                                       52-1206400
                 (State or Other Jurisdiction                                              (Commission File Number)        (I.R.S. Employer
                    of Incorporation)                              Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2013, Air T, Inc. (the “Company”) the Company entered into an Amended and Restated Rights Agreement with American Stock Transfer & Trust Company, LLC, as rights agent (the “Restated Rights Agreement”), which amends and restates the Company’s former rights agreement (the “Original Rights Agreement”) in its entirety.

The primary changes to the Original Rights Agreement effected by the Restated Rights Agreement are to (i) increase the triggering percentage of beneficial ownership of the Company’s common stock from 15% to 20%, (ii) provide that the Restated Rights Agreement will expire upon final adjournment of the Company’s 2013 annual meeting of stockholders if not approved by a vote in which more votes are cast in favor of approval of the Restated Rights Agreement than against it and (iii) add a “chewable” that would make a “Qualifying Offer” (as defined in the Restated Rights Agreement) eligible for exemption from the operation of the Restated Rights Agreement under certain conditions.  In general, a Qualifying Offer is a fully financed all-cash tender offer or exchange offer for any and all outstanding shares of the Company’s common stock that includes a commitment by the offeror to promptly consummate any second step transaction needed to acquire all remaining Company shares for the same consideration (subject only to shareholders’ exercise of statutory appraisal rights) and that meets other requirements specified in the Restated Rights Agreement.  In the event the Company receives such a Qualifying Offer, and within 90 business days of the commencement of such Qualifying Offer (the “Board Evaluation Period”), the Board has not redeemed the outstanding rights under the Restated Rights Agreement, exempted the Qualifying Offer from the terms of the Restated Rights Agreement or called a special meeting of shareholders to vote on whether to exempt the Qualifying Offer from the terms of the Restated Rights Agreement, holders of at least 10% of the Company’s common stock (excluding shares beneficially owned by the offeror and its affiliates and associates) may request that the Board call a special meeting for this purpose.  If, subject to the conditions specified in the Restated Rights Agreement, the special meeting is not convened by the 60th business day following the last day of the Board Evaluation Period or the special meeting is convened and a majority of shares of the Company’s common stock outstanding as of the record date for the special meeting (excluding shares beneficially owned by the offeror and its affiliates and associates) are voted in favor of exempting the Qualifying Offer, the Qualifying Offer will be deemed exempt from the Restated Rights Agreement.

The foregoing description is only a summary, and is not complete, and should be read together with the entire Restated Rights Agreement, which has been filed as an exhibit hereto.

Item 3.03. Modifications to Rights of Security Holders.

Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
4.1	Amended and Restated Rights Agreement, dated as of June 13, 2013, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013

AIR T, INC.

By: /s/ Walter Clark
Walter Clark, Chief Executive Officer

Exhibit Index

Exhibit	Description
4.1	Amended and Restated Rights Agreement, dated as of June 13, 2013, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent